BRE PROPERTIES, INC.
- -------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
- -------------------------------------------------------------------------------


STATEMENT OF EARNINGS PER SHARE

Weighted average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.


                                                     For the three months ended              For the nine months ended
                                                             April 30                               April 30
                                                  --------------------------------        ---------------------------------
                                                  1995                1994                1995                1994
                                                  ----                ----                ----                ----
Computation:

Shares outstanding at beginning
   of year                                       10,916,483          10,912,399          10,916,483          10,912,399


   Averaged for dates of grants or
     exercises:

   Exercisable, in-the-money,
     stock options                                    8,728              19,533               8,728              19,533

   Restricted shares granted, less
     forfeitures                                      9,000               2,750               8,100               2,504

   Exercise of stock options                          3,125               1,334               1,250               1,055
                                                -----------         -----------         -----------         -----------

Weighted average shares outstanding              10,937,336          10,936,016          10,934,561          10,935,491
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------
Net income before gain on sales
     of investments                              $5,792,420          $5,412,169         $17,191,748         $15,883,940
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------

Computation                                            $.53                $.50               $1.57               $1.46
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------

Net gain on sales of investments                 $1,120,357                   -          $2,370,119            $152,509
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------

Computation                                            $.10                 $ -                $.22                $.01
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------
Provision for possible
investment losses                               $(2,000,000)                $ -         $(2,000,000)                $ -
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------


Computation                                           $(.18)                $ -               $(.18)                $ -
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------

Primary earnings per share                             $.45                $.50               $1.61               $1.47
                                                -----------         -----------         -----------         -----------
                                                -----------         -----------         -----------         -----------

- -------------------------------------------------------------------------------

                                                   For the three months ended                For the nine months ended
                                                             April 30                                April 30
                                                  -----------------------------           -------------------------------
                                                  1995                1994                1995                 1994
                                                  ----                ----                ----                 ----
FULLY DILUTED EARNINGS PER SHARE



Shares outstanding at end of
       period                                   10,937,983          10,916,483          10,937,983           10,916,483



Exercisable, in-the-money stock
       options                                       8,728              19,533               8,728               19,533
                                               -----------         -----------         -----------          -----------


Total shares                                    10,946,711          10,936,016          10,946,711           10,936,016
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------


Income before gain on sales of
       investments                              $5,792,420          $5,412,169         $17,191,748          $15,883,940
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Computation                                           $.53                $.50               $1.57                $1.46
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Net gain on sales of investments                $1,120,357                 $ -          $2,370,119             $152,509
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Computation                                           $.10                 $ -                $.22                 $.01
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Provision for possible
       investment loss                         $(2,000,000)                $ -         $(2,000,000)                 $ -
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Computation                                          $(.18)                $ -               $(.18)                 $ -
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

Fully diluted earnings per share                      $.45                $.50               $1.61                $1.47
                                               -----------         -----------         -----------          -----------
                                               -----------         -----------         -----------          -----------

                                    16